EXECUTION COPY

Exhibit Q1(g)(1)

AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION (the “Agreement”) is made as of this 18th day of August, 2008, by and among Forward Funds, a Delaware statutory trust with its principal place of business at 433 California Street, 11th Floor, San Francisco, California (the “Trust”), on behalf of each of its series listed in Exhibit A hereto (each an “Acquiring Fund”), Accessor Funds, Inc., a Maryland corporation with its principal place of business at 1420 Fifth Avenue, Suite 3600, Seattle, Washington (the “Company”), on behalf of each of its series listed in Exhibit A hereto (each an “Acquired Fund”), Forward Management, LLC, a Delaware limited liability company with its principal place of business at 433 California Street, 11th Floor, San Francisco, California (“Forward”) (with respect to the provisions of Paragraph 11.2 only), and Accessor Capital Management, L.P., a Washington limited partnership with its principal place of business at 1420 Fifth Avenue, Suite 3600, Seattle, Washington (“Accessor”) (with respect to the provisions of Paragraph 11.2 only).

This Agreement is intended to be and is adopted as a plan of reorganization and liquidation within the meaning of Section 368(a)(1) of the United States Internal Revenue Code of 1986, as amended (the “Code”).  The reorganization will consist of the transfer of all of the assets of each Acquired Fund attributable to each class of its shares to each corresponding Acquiring Fund in exchange solely for voting shares of beneficial interest of the corresponding class of shares of such Acquiring Fund as shown in Exhibit A hereto (the “Acquiring Fund Shares”), the assumption by the Acquiring Fund of all the liabilities of the corresponding Acquired Fund, and the distribution of the Acquiring Fund Shares to the relevant shareholders of the Acquired Fund in complete liquidation of the Acquired Fund as provided herein, all upon the terms and conditions hereinafter set forth in this Agreement (each, a “Reorganization”).

This Agreement shall be treated as if each Reorganization between an Acquired Fund and its corresponding Acquiring Fund contemplated hereby had been the subject of a separate agreement.

WHEREAS, each Acquired Fund and Acquiring Fund are series of open-end, registered investment companies of the management type and each Acquired Fund owns securities which generally are assets of the character in which the corresponding Acquiring Fund is permitted to invest; and

WHEREAS, the Board of Trustees of the Trust has determined that the exchange of all of the assets of each Acquired Fund for corresponding Acquiring Fund Shares and the assumption of all the liabilities of the Acquired Funds by such Acquiring Funds is in the best interests of each Acquiring Fund and its shareholders and that the interests of the existing shareholders of each Acquiring Fund would not be diluted as a result of this transaction; and

WHEREAS, the Board of Directors of the Company has determined that the exchange of all of the assets of each Acquired Fund for corresponding Acquiring Fund Shares and the assumption of all the liabilities of the Acquired Funds by such Acquiring Funds is in the best interests of each Acquired Fund and its shareholders and that the interests of the existing shareholders of each Acquired Fund would not be diluted as a result of this transaction.

NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1.

TRANSFER OF ASSETS OF THE ACQUIRED FUNDS TO THE CORRESPONDING ACQUIRING FUNDS IN EXCHANGE FOR ACQUIRING FUND SHARES, THE ASSUMPTION OF ALL ACQUIRED FUND LIABILITIES AND THE LIQUIDATION OF THE ACQUIRED FUNDS

1.1.

Subject to the requisite approval of the Acquired Fund shareholders and the other terms and conditions herein set forth and on the basis of the representations and warranties contained herein, the Company agrees to transfer all of the Assets (as such term is defined below) of each class of an Acquired Fund to the corresponding Acquiring Fund, and such Acquiring Fund agrees to acquire all the assets of the corresponding Acquired Fund’s classes and in exchange therefor: (i) to issue and deliver to the Acquired Fund the number of full and fractional Acquiring Fund Shares attributable to each such class of the Acquired Fund’s shares determined by dividing the value of such class’s assets, computed in the manner and as of the time and date set forth in paragraph 2.1, by the net asset value of one Acquiring Fund Share of the corresponding class, computed in the manner and as of the time and date set forth in paragraph 2.1, and (ii) to assume all the liabilities of the Acquired Fund.  Such transactions shall take place at the closing provided for in paragraph 3.1 (the “Closing”).

1.2.

The assets of each Acquired Fund to be acquired by an Acquiring Fund shall consist of all assets and property of the Acquired Fund, including, without limitation, all cash, securities, commodities and futures interests, claims (whether absolute or contingent, known or unknown, accrued or unaccrued) and dividends or interest receivable that are owned by the Acquired Fund and any deferred or prepaid expenses shown as an asset on the books of the Acquired Fund on the closing date provided for in paragraph 3.1 (the “Closing Date”) (collectively, “Assets”).

1.3.

Each Acquired Fund will use commercially reasonable efforts to identify and discharge all of its known liabilities and obligations prior to the Closing Date.  Each Acquiring Fund will assume all of the corresponding Acquired Fund’s liabilities and obligations of any kind whatsoever, whether absolute, accrued, contingent or otherwise, in existence on the Closing Date other than those liabilities that would otherwise be discharged at a later date in the ordinary course of the Acquired Fund’s business (including accrued fees and expenses and payables for securities transactions or for share redemptions that are reflected on the statement of assets and known liabilities of the Acquired Fund delivered by the Company in accordance with paragraph 8.2).

1.4.

Immediately after the transfer of assets provided for in paragraph 1.1, each Acquired Fund will: (i) distribute to the Acquired Fund’s shareholders of record with respect to the classes of shares listed in Exhibit A, determined as of immediately after the close of business on the Closing Date, on a pro rata basis within each class, the Acquiring Fund Shares of the class received by the Acquired Fund pursuant to paragraph 1.1 (as listed in Exhibit A) and, as soon as is conveniently practicable thereafter, (ii) completely liquidate.  Such distribution and liquidation will be accomplished, with respect to each class of the Acquired Fund’s shares, by the transfer of the Acquiring Fund Shares then credited to the account of the Acquired Fund on the books of the Acquiring Fund to open accounts on the share records of the Acquiring Fund in the names of the shareholders of record of each class of the Acquired Fund’s shares, determined as of immediately after the close of business on the Closing Date (the “Acquired Fund Shareholders”), and representing the respective pro rata number of Acquiring Fund Shares due such Acquired Fund Shareholders.  The aggregate net asset value of such classes of Acquiring Fund Shares to be so credited to such Acquired Fund Shareholders shall, with respect to each class, be equal to the aggregate net asset value of the Acquired Fund shares of that class owned by such Acquired Fund Shareholders on the Valuation Date.  All issued and outstanding classes of Acquired Fund shares as listed in Exhibit A will simultaneously be canceled on the books of the Acquired Fund.  The Acquiring Fund shall not issue certificates representing such Acquiring Fund Shares in connection with such exchange.

0.5.

Ownership of Acquiring Fund Shares of each Acquiring Fund will be shown on its books.  Acquiring Fund Shares will be issued in the manner described in the Acquiring Fund’s then-current prospectus and statement of additional information.

0.6.

Any reporting responsibility of an Acquired Fund including, but not limited to, the responsibility for filing of regulatory reports, tax returns, or other documents with the U.S. Securities and Exchange Commission (the “Commission”), any state securities commission, and any federal, state or local tax authorities or any other relevant regulatory authority, is and shall remain the responsibility of the Acquired Fund.

2.

VALUATION

2.1.

Except with respect to the U.S. Government Money Fund, the value of the Assets shall be the value computed as of the close of regular trading on the New York Stock Exchange and after the declaration of any dividends on the Closing Date and the value of the Assets of the U.S. Government Money Fund shall be the value computed as of 5:00 p.m. Easter time and after the declaration of any dividends on the Closing Date (each such time and date being hereinafter called the “Valuation Date”), using the valuation procedures established by the Company’s Board of Directors and described in the Company’s then-current prospectus and statement of additional information.

2.2

All computations of value shall be made by the Acquired Funds’ designated record keeping agent and shall be subject to review by Acquiring Funds’ record keeping agent and by each Fund’s respective independent registered public accountants.

3.

CLOSING AND CLOSING DATE

0.1.

The Closing Date shall be August 29, 2008 or such other date as the parties may agree to in writing.  All acts taking place at the Closing shall be deemed to take place simultaneously as of immediately after the close of business on the Closing Date unless otherwise agreed to by the parties.  The close of business on the Closing Date shall be as of 4:00p.m., Eastern Time.  The Closing shall be held at the offices of the Trust or at such other time and/or place as the parties may agree.

0.2.

The Company shall direct State Street Bank & Trust Company, as custodian for the Acquired Funds (the “Custodian”), to deliver, at the Closing, a certificate of an authorized officer stating that (i) the Assets shall have been delivered in proper form to each Acquiring Fund within two business days prior to or on the Closing Date; and (ii) all necessary taxes in connection with the delivery of the Assets, including all applicable federal and state stock transfer stamps, if any, have been paid or provision for payment has been made.  Each Acquired Fund’s portfolio securities represented by a certificate or other written instrument shall be presented by the Custodian to the custodian for the Acquiring Fund for examination no later than five business days preceding the Closing Date, and shall be transferred and delivered by the Acquired Fund as of the Closing Date for the account of the corresponding Acquiring Fund duly endorsed in proper form for transfer in such condition as to constitute good delivery thereof in accordance with the custom of brokers.  The Company, on behalf of each Acquired Fund, shall direct the Custodian to deliver as of the Closing Date by book entry, in accordance with the customary practices of the Custodian and any securities depository (as defined in Rule 17f-4 under the Investment Company Act of 1940, as amended (the “1940 Act”)) in which the Assets are deposited, the Acquired Fund’s portfolio securities and instruments deposited with such depositories.  The cash to be transferred by an Acquired Fund shall be delivered by wire transfer of federal funds on the Closing Date.

0.3.

The Company shall direct Accessor Capital Management L.P. (the “Transfer Agent”), on behalf of each Acquired Fund, to deliver at the Closing a certificate of an authorized officer stating that its records contain the names and addresses of the Acquired Fund Shareholders and the number and percentage ownership of outstanding shares (of the classes listed in Exhibit A) owned by each such shareholder, each as of the Valuation Date.  The Trust, on behalf of each Acquiring Fund, shall issue and deliver a confirmation to the Secretary of the Company evidencing the Acquiring Fund Shares have been credited on the Closing Date to the corresponding Acquired Fund’s account on the books of the Acquiring Fund.  At the Closing, each party shall deliver to the other such bills of sale, checks, assignments, share certificates, if any, receipts or other documents as such other party or its counsel may reasonably request.

0.4.

In the event that on the Valuation Date (a) the New York Stock Exchange or another primary trading market for portfolio securities of an Acquired Fund shall be closed to trading or trading thereupon shall be restricted, or (b) trading or the reporting of trading on such Exchange or elsewhere shall be disrupted so that, in the judgment of the Board of Directors of the Company, accurate appraisal of the value of the net assets of the Acquired Fund is impracticable, the Closing Date shall be postponed until the first business day after the day when normal trading shall have been fully resumed and reporting shall have been restored.

1.

REPRESENTATIONS AND WARRANTIES

1.1.

Except as has been disclosed to the Acquiring Funds in a written instrument executed by an officer of the Company, the Company, on behalf of each Acquired Fund, represents and warrants to the Trust as follows:

(a)

Each Acquired Fund is duly organized as a series of the Company, which is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, with power under the Company’s Articles of Incorporation to own all of its properties and assets and to carry on its business as it is now being conducted;

(b)

The Company is a registered investment company classified as a management company of the open-end type, and its registration with the Commission as an investment company under the 1940 Act, and the registration of shares of each Acquired Fund under the Securities Act of 1933, as amended (“1933 Act”), is in full force and effect;

(c)

No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by each Acquired Fund of the transactions contemplated herein, except such as have been obtained under the 1933 Act, the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the 1940 Act and such as may be required by state securities laws;

(d)

The current prospectus and statement of additional information of each Acquired Fund and each prospectus and statement of additional information of each Acquired Fund used during the three years previous to the date of this Agreement conform or conformed at the time of their use in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and do not, or did not at the time of their use, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading;

(e)

On the Closing Date, each Acquired Fund will have good and marketable title to the Assets to be transferred to the corresponding Acquiring Fund hereunder and full right, power, and authority to sell, assign, transfer and deliver such Assets hereunder free of any liens or other encumbrances, except those liens and encumbrances as to which the Acquiring Fund has received notice, and upon delivery and payment for such Assets, each Acquiring Fund will acquire good and marketable title thereto, subject to no restrictions on the full transfer thereof, excluding such restrictions as might arise under the 1933 Act, other than as disclosed to the Acquiring Funds, including disclosure by indication on the books of the Acquired Fund;

(f)

No Acquired Fund is engaged currently, and the execution, delivery and performance of this Agreement will not result, in a material violation of the Company’s Articles of Incorporation or By-Laws or of any agreement, indenture, instrument, contract, lease or other undertaking to which the Company, on behalf of each Acquired Fund, is a party or by which it is bound, other than as disclosed to the Acquiring Funds.

(g)

The execution, delivery and performance of this Agreement will not result in the acceleration of any obligation, or the imposition of any penalty, under any agreement, indenture, instrument, contract, lease, judgment or decree to which the Company, on behalf of each Acquired Fund, is a party or by which it is bound that would materially and adversely affect its business or its ability to consummate the transactions contemplated by this Agreement, other than as disclosed to the Acquiring Funds;

(h)

Each Acquired Fund has no material contracts or other commitments (other than this Agreement and such other contracts as may be entered into in the ordinary course of its business, including investment contracts, such as options, futures and forward contracts) that if terminated may result in material liability to the Acquired Fund or under which (whether or not terminated) any material payments for periods subsequent to the Closing Date will be due from the Acquired Fund;

(i)

Except as otherwise disclosed in writing to and accepted by the Trust, on behalf of each Acquiring Fund, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or, to the best of its knowledge, threatened against the Company, an Acquired Fund or any of the Company’s properties or assets that, if adversely determined, would materially and adversely affect its financial condition or the conduct of its business or its ability to consummate the transactions contemplated by this Agreement.  The Company, on behalf of each Acquired Fund, knows of no facts which might form the basis for the institution of such proceedings.  The Company, on behalf of an Acquired Fund, is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects its business or its ability to consummate the transactions herein contemplated;

(j)

The Statement of Assets and Liabilities, Statements of Operations and Changes in Net Assets, and Schedule of Investments of each Acquired Fund at December 31, 2007 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, and are in accordance with generally accepted accounting principles (“U.S. GAAP”) consistently applied, and such statements (copies of which have been furnished to the Acquiring Funds) present fairly, in all material respects, the financial condition of each Acquired Fund as of such date in accordance with U.S. GAAP, and there are no known contingent liabilities of any Acquired Fund of a material amount required to be reflected on a balance sheet (including the notes thereto) in accordance with U.S. GAAP as of such date not disclosed therein;

(k)

The Trust has been furnished with an unaudited statement of assets, liabilities and capital and a schedule of investments of each Acquired Fund, each as of June 30, 2008.  These statements are in accordance with U.S. GAAP and present fairly, in all material respects, the financial position of each Acquired Fund as of such date in accordance with U.S. GAAP, and there are no known contingent liabilities of any Acquired Fund of a material amount as of such date not disclosed therein;

(l)

Since December 31, 2007, there have not been any material adverse changes in any Acquired Fund’s financial condition, assets, liabilities or business, other than changes occurring in the ordinary course of business, or any incurrence by an Acquired Fund of indebtedness maturing more than one year from the date such indebtedness was incurred, except as otherwise disclosed to and accepted by the Acquiring Funds (for the purposes of this subparagraph (l), a decline in net asset value per share of an Acquired Fund due to declines in market values of securities in such Acquired Fund’s portfolio, the discharge of such Acquired Fund liabilities, distributions of net investment income and net realized capital gains, changes in portfolio securities, or the redemption of Acquired Fund shares by shareholders of the Acquired Fund shall not constitute a material adverse change);

(m)

On the Closing Date, all Federal and other tax returns, dividend reporting forms, and other tax-related reports of each Acquired Fund required by law to have been filed by such date (including any extensions) shall have been filed and are or will be correct in all material respects, and all Federal and other taxes shown as due or required to be shown as due on said returns and reports shall have been paid or provision shall have been made for the payment thereof, and to the best of the Company’s knowledge, no such return is currently under audit and no assessment has been asserted with respect to such returns;

(n)

For each taxable year of its operation (including the taxable year that includes the Closing Date), each Acquired Fund has met (or will meet) the requirements of Subchapter M of the Code for qualification as a regulated investment company and has elected to be treated as such, has been (or will be) eligible to and has computed (or will compute) its federal income tax under Section 852 of the Code;

(o)

All issued and outstanding shares of each Acquired Fund are, and on the Closing Date will be, duly and validly issued and outstanding, fully paid and non-assessable, and have been offered and sold in compliance in all material respects with applicable registration requirements of the 1933 Act and state securities laws.  All of the issued and outstanding shares of each Acquired Fund will, at the time of Closing, be held by the persons and in the amounts set forth in the records of the Transfer Agent, on behalf of each Acquired Fund, as provided in paragraph 3.3 of this Agreement.  No Acquired Fund has outstanding any options, warrants or other rights to subscribe for or purchase any of the shares of an Acquired Fund, nor is there outstanding any security convertible into any of Acquired Fund shares;

(p)

The execution, delivery and performance of this Agreement will have been duly authorized prior to the Closing Date by all necessary action, if any, on the part of the Directors of the Company, on behalf of each Acquired Fund, and, subject to the approval of the shareholders of an Acquired Fund and assuming the due authorization, execution and delivery of this Agreement by the Trust and Forward, this Agreement will constitute a valid and binding obligation of such Acquired Fund, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights and to general equity principles;

(q)

The information to be furnished by each Acquired Fund for use in registration statements, proxy materials and other documents filed or to be filed with any federal, state or local regulatory authority (including Financial Industry Regulatory Authority (formerly the National Association of Securities Dealers, Inc.)), which may be necessary in connection with the transactions contemplated hereby, shall be accurate and complete in all material respects and shall comply in all material respects with Federal securities and other laws and regulations thereunder applicable thereto;

(r)

The proxy statement of the Company, with respect to each Acquired Fund (the “Proxy Statement”), to be provided to the shareholders of the Acquired Funds will, on the effective date of the Proxy Statement and on the Closing Date (i) not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not materially misleading; and (ii) comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder; provided, however, that the representations and warranties in this subparagraph (r) shall not apply to statements in or omissions from the Proxy Statement made in reliance upon and in conformity with information that was furnished by an Acquiring Fund for use therein;

(s)

The Company is not under the jurisdiction of a Court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code;

(t)

No Acquired Fund has any unamortized or unpaid organizational fees or expenses that have not previously been disclosed to the Trust;

(u)

Each Acquired Fund has valued, and will continue to value, its portfolio securities and other assets in accordance with applicable legal requirements; and

(v)

The Company shall, as soon as practicable after satisfaction of all conditions of the Reorganization, file or cause to be filed, an application pursuant to Section 8(f) of the 1940 Act for an order declaring that the Company has ceased to be a registered investment company.

1.2.

Except as has been disclosed to the Acquired Funds in a written instrument executed by an officer of the Trust, the Trust, on behalf of each Acquiring Fund, represents and warrants to the Company as follows:

(a)

Each of the Acquiring Funds is duly organized as a series of the Trust, which is a statutory trust duly organized, validly existing and in good standing under the laws of the State of Delaware, with power under the Trust’s Amended and Restated Declaration of Trust to own all of its properties and assets and to carry on its business as it is now being conducted;

(b)

The Trust is a registered investment company classified as a management company of the open-end type, and its registration with the Commission as an investment company under the 1940 Act and the registration of the shares of each Acquiring Fund under the 1933 Act, is, or will be on or before the Closing Date, in full force and effect;

(c)

No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by an Acquiring Fund of the transactions contemplated herein, except such as have been obtained under the 1933 Act, the 1934 Act and the 1940 Act and such as may be required by state securities laws;

(d)

The preliminary prospectus and statement of additional information of each Acquiring Fund filed pursuant to Rule 485(a)(2) of the Securities Act as part of the Trust’s registration statement with the Commission on June 11, 2008, which will become effective prior to the Closing Date, conform and, as of their effective date, will conform in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and do not and, as of their effective date, will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading;

(e)

On the Closing Date, each Acquiring Fund will have good and marketable title to its assets, free of any liens of other encumbrances, except those liens or encumbrances as to which the Acquired Fund has received notice and necessary documentation at or prior to the Closing;

(f)

No Acquiring Fund is engaged currently, and the execution, delivery and performance of this Agreement will not result, in (i) a material violation of the Trust’s Amended and Restated Declaration of Trust or By-Laws or of any agreement, indenture, instrument, contract, lease or other undertaking to which the Trust, on behalf of each Acquiring Fund, is a party or by which it is bound, other than as disclosed to the Acquired Funds; or (ii) the acceleration of any obligation, or the imposition of any penalty, under any agreement, indenture, instrument, contract, lease, judgment or decree to which the Trust, on behalf of each Acquiring Fund, is a party or by which it is bound, other than as disclosed to the Acquired Funds;

(g)

Except as otherwise disclosed in writing to and accepted by the Company, on behalf of each Acquired Fund, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or, to the best of its knowledge, threatened against the Trust, an Acquiring Fund or any of the Trust’s or an Acquiring Fund’s properties or assets that, if adversely determined, would materially and adversely affect its financial condition or the conduct of its business or its ability to consummate the transactions contemplated by this Agreement.  The Trust, on behalf of each Acquiring Fund, knows of no facts which might form the basis for the institution of such proceedings.   The Trust, on behalf of an Acquiring Fund, is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects its business or its ability to consummate the transactions herein contemplated;

(h)

The Acquiring Funds were formed for the purpose of effecting the Reorganization, and, prior to the Closing, will have not commenced operations or carried on any business activity, will have had no assets or liabilities and will have no issued or outstanding shares other than as contemplated by the payment received from Forward with respect to the initial Acquiring Fund Shares issued to Forward or its affiliates pursuant to paragraph 7.5 below.

(i)

Acquiring Fund Shares to be issued and delivered to an Acquired Fund, for the account of the Acquired Fund Shareholders, pursuant to the terms of this Agreement (as listed in Exhibit A) will be on or before the Closing Date, duly and validly issued and outstanding, fully paid and non-assessable by the Trust and will be offered and sold in compliance in all material respects with applicable registration requirements of the 1933 Act and state securities laws.  No Acquiring Fund has outstanding any options, warrants or other rights to subscribe for or purchase any shares, including the Acquiring Fund Shares, of the Acquiring Fund, nor is there outstanding any security convertible into any shares, including the Acquiring Fund Shares, of the Acquiring Fund;

(j)

The execution, delivery and performance of this Agreement will have been duly authorized prior to the Closing Date by all necessary action, if any, on the part of the Trustees of the Trust, on behalf of each Acquiring Fund, and this Agreement will constitute a valid and binding obligation of each Acquiring Fund, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights and to general equity principles;

(k)

The information to be furnished by the Trust for use in the registration statements, proxy materials and other documents filed or to be filed with any federal, state or local regulatory authority (including Financial Industry Regulation Authority) that may be necessary in connection with the transactions contemplated hereby, shall be accurate and complete in all material respects and shall comply in all material respects with Federal securities and other laws and regulations applicable thereto;

(l)

That insofar as it relates to an Acquiring Fund or the Trust, the Proxy Statement, and any amendment or supplement thereto, from the effective date of the Proxy Statement through the Closing Date will (i) not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not materially misleading, and (ii) comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder; provided, however, that the representations and warranties in this subparagraph (l) shall not apply to statements in or omissions from the Proxy Statement made in reliance upon and in conformity with information that was furnished by an Acquired Fund for use therein;

(m)

The Trust is not under the jurisdiction of a Court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code;

(n)

No Acquiring Fund has any unamortized or unpaid organizational fees or expenses;

(o)

Each Acquiring Fund intends to meet the requirements of Subchapter M of the Code for qualification and treatment of such Acquiring Fund as a regulated investment company in the future, and from the date of this Agreement until the Closing Date, shall not take any action inconsistent with such efforts to qualify as a regulated investment company under the Code in the future; and

(p)

The Trust and the Acquiring Funds agree to use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act, and any state Blue Sky or securities laws as it may deem appropriate in order to continue their operations after the Closing Date.

2.

COVENANTS OF THE ACQUIRED FUNDS

2.1.

Each Acquired Fund will operate its business in the ordinary course between the date hereof and the Closing Date, it being understood that such ordinary course of business will include the declaration and payment of customary dividends and distributions, and any other distribution that may be advisable.

2.2.

Each Acquired Fund will call a meeting of its shareholders to consider and act upon this Agreement and to take all other action necessary to obtain approval of the transactions contemplated herein.

2.3.

Each Acquired Fund covenants that the Acquiring Fund Shares to be issued hereunder (as listed in Exhibit A) are not being acquired for the purpose of making any distribution thereof, other than in accordance with the terms of this Agreement.

2.4.

Each Acquired Fund will assist the corresponding Acquiring Fund in obtaining such information as the Acquiring Fund reasonably requests concerning the beneficial ownership of the Acquired Fund shares.

2.5.

Subject to the provisions of this Agreement, each Acquired Fund will take, or cause to be taken, all action, and do or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including actions required to be taken after the Closing Date.

2.6.

As soon as is reasonably practicable after the Closing, each Acquired Fund will make a liquidating distribution to its shareholders consisting of the Acquiring Fund Shares (as listed in Exhibit A) received at the Closing.

2.7.

Each Acquired Fund shall use its commercially reasonable best efforts to fulfill or obtain the fulfillment of the conditions precedent to effect the transactions contemplated by this Agreement as promptly as practicable.

2.8.

The Company, on behalf of each Acquired Fund, covenants that the Company will, from time to time, as and when reasonably requested by the Acquiring Funds, execute and deliver or cause to be executed and delivered all such assignments and other instruments, and will take or cause to be taken such further action as the Trust, on behalf of each Acquiring Fund, may reasonably deem necessary or desirable in order to vest in and confirm (a) the Company’s, on behalf of each Acquired Fund’s, title to and possession of the Acquiring Fund’s Shares to be delivered hereunder, and (b) the Trust’s, on behalf of each Acquiring Fund’s, title to and possession of all the assets and otherwise to carry out the intent and purpose of this Agreement.

5.9

It is the intention of the parties that the transaction will qualify as a reorganization within the meaning of Section 368(a) of the Code.  Neither the Company nor the Acquired Funds shall take any action or cause any action to be taken (including, without limitation the filing of any tax return) that is inconsistent with such treatment or results in the failure of the transaction to qualify as a reorganization within the meaning of Section 368(a) of the Code.

3.

COVENANTS OF THE ACQUIRING FUNDS

3.1.

Each Acquiring Fund will operate its business in the ordinary course between the date hereof and the Closing Date.

3.2.

Subject to the provisions of this Agreement, each Acquiring Fund will take, or cause to be taken, all action, and do or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including actions required to be taken after the Closing Date.

3.3.

The Trust, on behalf of each Acquiring Fund, will provide the corresponding Acquired Fund with information reasonably necessary for the preparation of the Proxy Statement in compliance with the 1933 Act, the 1934 Act and the 1940 Act, in connection with the meeting of the shareholders of such Acquired Fund to consider approval of this Agreement and the transactions contemplated herein.

3.4.

Each Acquiring Fund shall use its commercially reasonable best efforts to fulfill or obtain the fulfillment of the conditions precedent to effect the transactions contemplated by this Agreement as promptly as practicable.

3.5.

Each Acquiring Fund will use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act and such of the state blue sky or securities laws as may be necessary in order to commence such Acquiring Fund’s investment operations after the Closing Date and continue its operations after the Closing Date.

3.6.

It is the intention of the parties that the transaction will qualify as a reorganization within the meaning of Section 368(a) of the Code.  Neither the Trust nor the Acquiring Funds shall take any action or cause any action to be taken (including, without limitation the filing of any tax return) that is inconsistent with such treatment or results in the failure of the transaction to qualify as a reorganization within the meaning of Section 368(a) of the Code.

4.

CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRED FUNDS

The obligations of the Company, on behalf of each Acquired Fund, to consummate the transactions provided for herein shall be subject, at the Company’s election, to the performance by the Trust, on behalf of each Acquiring Fund, of all the obligations to be performed by it hereunder on or before the Closing Date, and, in addition thereto, the following further conditions:

4.1.

All representations and warranties of the Trust, on behalf of each Acquiring Fund, contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date, with the same force and effect as if made on and as of the Closing Date;

4.2.

The Trust shall have delivered to the Company on the Closing Date a certificate executed in its name by its President or Vice President and its Treasurer or Assistant Treasurer, in a form reasonably satisfactory to the Company and dated as of the Closing Date, to the effect that the representations and warranties of the Trust, on behalf of each Acquiring Fund, made in this Agreement are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement and as to such other matters as the Company shall reasonably request;

4.3.

The Trust, on behalf of each Acquiring Fund, shall have performed all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by the Trust, on behalf of each Acquiring Fund, on or before the Closing Date;

4.4.

Each Acquired Fund and each Acquiring Fund shall have agreed on the number of full and fractional Acquiring Fund Shares of each class to be issued in connection with the Reorganization (as listed in Exhibit A) after such number has been calculated in accordance with paragraph 1.1 of this Agreement;

7.5

Prior to the Closing Date, the Trust shall have authorized the issuance of and shall have issued an Acquiring Fund Share (as listed in Exhibit A) to Forward or its affiliates in consideration of the payment of a reasonable offering price of such Acquiring Fund Share, as determined by the Trust’s Board of Trustees, for the purpose of enabling Forward or its affiliates to vote to (a) approve the investment management agreement between the Trust, on behalf of each Acquiring Fund, and Forward; (b) approve each sub-advisory agreement between Forward and an investment sub-adviser of an Acquiring Fund; (c) authorize each Acquiring Fund to operate in accordance with the terms and conditions of the Trust’s “manager of managers” exemptive order permitting, among other things, an Acquiring Fund to pay compensation directly to its investment sub-advisers; and (d) take such other steps related to the inception, establishment and organization of such Acquiring Fund as deemed necessary or appropriate by the Directors of the Company and the Trustees of the Trust in order to conform each Acquiring Fund and each of its classes to the description of such Acquiring Fund and such class included in the Proxy Statement.  At the effective time of Closing, each Acquiring Fund Share issued pursuant to this paragraph 7.5 shall be redeemed by the Acquiring Fund at the offering price of an Acquiring Fund Share;

7.6

Prior to the Closing Date, the registration statement of each Acquiring Fund referred to in paragraph 4.2(d) shall have become effective under the 1933 Act;

7.7

Prior to the Closing Date, either (i) the Commission shall have issued an order (an “Exemptive Order”) granting the Trust’s application for an exemption from the relevant provisions of the 1940 Act relating to, among other things, operating the Acquiring Funds as “manager of managers” funds by enabling Forward to replace sub-advisers without the need for prior shareholder approval and permitting the Acquiring Funds to pay compensation directly to its investment sub-advisers, such application to be in a form reasonably acceptable to the Company and Accessor (the “Application”); or (ii) to the extent the Exemptive Order has not been issued by the Commission prior to the Closing Date, the Trust shall have obtained, prior to the Closing Date, other such relief from the Commission as may be necessary to operate the Acquiring Funds as “manager of managers” funds after the Closing Date in a manner consistent with the terms of the Application prior to the issuance of the Exemptive Order; and

7.8

The Company shall have received on the Closing Date a favorable opinion of Dechert LLP, counsel to the Trust (which may rely as to matters governed by the laws of the State of Delaware on an opinion of Delaware counsel and/or certificates of officers or Trustees of the Trust), dated as of the Closing Date, covering the following points:

(a)

The Trust is a statutory trust duly organized, validly existing and in good standing under the laws of the State of Delaware and has the power to own all of its properties and assets and to carry on its business as presently conducted, and each Acquiring Fund is a separate series thereof duly constituted in accordance with the applicable provisions of the 1940 Act and the Amended and Restated Declaration of Trust and Bylaws of the Trust;

(b)

The Agreement has been duly authorized, executed and delivered by the Trust, on behalf of each Acquiring Fund, and, assuming due authorization, execution and delivery of the Agreement by the Company, Accessor and Forward, is a valid and binding obligation of the Trust, on behalf of each Acquiring Fund, enforceable against the Trust in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and to general equity principles;

(c)

The Acquiring Fund Shares to be issued to the Acquired Fund Shareholders as provided by this Agreement are duly authorized, upon such delivery will be validly issued and outstanding, and are fully paid and non-assessable by the Trust, and no shareholder of an Acquiring Fund has any preemptive rights to subscription or purchase in respect thereof;

(d)

The execution and delivery of the Agreement did not, and the consummation of the transactions contemplated hereby will not, result in a violation of the Trust’s Amended and Restated Declaration of Trust or By-Laws or in a material violation of any provision of any agreement (known to such counsel) to which the Trust is a party or by which it is bound or, to the knowledge of such counsel, result in the acceleration of any obligation or the imposition of any penalty under any agreement, judgment or decree to which the Trust is a party or by which it is bound;

(e)

To the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental authority of the United States or the State of Delaware is required to be obtained by the Trust in order to consummate the transactions contemplated herein, except such as have been obtained under the 1933 Act, the 1934 Act and the 1940 Act, and such as may be required under state securities laws, as to which counsel need express no opinion;

(f)

The Trust is a registered investment company classified as a management company of the open-end type with respect to each series of shares it offers, including those of each Acquiring Fund, under the 1940 Act, and its registration with the Commission as an investment company under the 1940 Act is in full force and effect;

(g)

To the knowledge of such counsel, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or threatened as to the Trust or any Acquiring Fund or any of their respective properties or assets and neither the Trust nor any of the Acquiring Funds are a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects its business or its ability to consummate the transaction contemplated hereby; and

(h)

The registration statement of the Trust, on behalf of each Acquiring Fund, referred to in paragraph 4.2(d) is effective under the 1933 Act and, to the knowledge of such counsel, no stop order suspending the effectiveness of such registration statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or threatened by the Commission.

5.

CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRING FUNDS

The obligations of the Trust, on behalf of each Acquiring Fund, to consummate the transactions provided for herein shall be subject, at the Trust’s election, to the performance by the Company, on behalf of each Acquired Fund, of all of the obligations to be performed by it hereunder on or before the Closing Date and, in addition thereto, the following conditions:

5.1.

All representations and warranties of the Company, on behalf of each Acquired Fund, contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date, with the same force and effect as if made on and as of the Closing Date;

5.2.

The Company, on behalf of each Acquired Fund, shall have delivered to the Trust a statement of each Acquired Fund’s assets and known liabilities, together with a list of portfolio securities of each Acquired Fund showing the tax costs of such securities by lot and the holding periods of such securities, as of the Closing Date, certified by the Treasurer or Assistant Treasurer of the Company;

5.3.

The Company shall have delivered to the Trust on the Closing Date a certificate executed in its name by its President or Vice President and its Treasurer or Assistant Treasurer, in form and substance satisfactory to the Trust and dated as of the Closing Date, to the effect that the representations and warranties of the Company, on behalf of each Acquired Fund, made in this Agreement are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement, and as to such other matters as the Trust shall reasonably request;

5.4.

The Company, on behalf of each Acquired Fund, shall have performed all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by the Company, on behalf of each Acquired Fund, on or before the Closing Date;

5.5.

Each Acquired Fund and each Acquiring Fund shall have agreed on the number of full and fractional Acquiring Fund Shares of each class to be issued in connection with the Reorganization (as listed in Exhibit A) after such number has been calculated in accordance with paragraph 1.1 of this Agreement; and

5.6.

The Trust shall have received on the Closing Date the opinion of Morgan, Lewis & Bockius LLP, counsel to the Company (which may rely as to matters governed by the laws of the State of Maryland on an opinion of Maryland counsel and/or certificates of officers or Directors of the Company), covering the following points:

(a)

The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and has the power to own all of its properties and assets and to carry on its business as presently conducted, and each Acquired Fund is a separate series thereof duly constituted in accordance with the applicable provisions of the 1940 Act and the Articles of Incorporation and Bylaws of the Company;

(b)

The Agreement has been duly authorized, executed and delivered by the Company, on behalf of each Acquired Fund, and, assuming due authorization, execution and delivery of the Agreement by the Trust, Forward and Accessor and that the consummation of the transactions contemplated hereby qualify for the exemption provided in Rule 145(a)(2) of the 1933 Act, is a valid and binding obligation of the Company, on behalf of each Acquired Fund, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and to general equity principles;

(c)

Assuming the consummation of the transactions contemplated hereby qualify for the exemption provided in Rule 145(a)(2) of the 1933 Act, the execution and delivery of the Agreement did not, and the consummation of the transactions contemplated hereby will not, result in a violation of the Company’s Articles of Incorporation or By-Laws or in a material violation of any provision of any agreement referenced in Part C of the Company’s current registration statement on Form N-1A to which the Company is a party or by which it is bound or, to the knowledge of such counsel, result in the acceleration of any obligation or the imposition of any penalty under any agreement not disclosed to the Company, judgment or decree to which the Company is a party or by which it is bound;

(d)

To the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental authority of the United States or the State of Maryland is required to be obtained by the Company in order to consummate the transactions contemplated herein, except such as have been obtained under the 1933 Act (assuming that the consummation of the transactions contemplated hereby qualify for the exemption provided in Rule 145(a)(2)), the 1934 Act and the 1940 Act, and such as may be required under state securities laws, as to which counsel need express no opinion;

(e)

The Company is a registered investment company classified as a management company of the open-end type with respect to each series of shares it offers, including those of each Acquired Fund, under the 1940 Act and its registration with the Commission as an investment company under the 1940 Act is in full force and effect;

(f)

The outstanding shares of each Acquired Fund are registered under the 1933 Act, and such registration is in full force and effect; and

(g)

To the knowledge of such counsel, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or threatened as to the Company or any Acquired Fund or any of their respective properties or assets, and neither the Company nor any of the Acquired Funds are a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects its business or its ability to consummate the transaction contemplated hereby.

6.

FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRING FUNDS

AND THE ACQUIRED FUNDS

If any of the conditions set forth below have not been satisfied on or before the Closing Date with respect to the Company, on behalf of each Acquired Fund, or the Trust, on behalf of each Acquiring Fund, the other party to this Agreement shall, at its option, not be required to consummate the transactions contemplated by this Agreement:

6.1.

With respect to each Acquired Fund individually, the Agreement and the transaction contemplated herein shall have been approved by the requisite vote of the holders of the outstanding shares of such Acquired Fund in accordance with the provisions of the Company’s Articles of Incorporation, By-Laws, applicable Maryland law and the 1940 Act, and certified copies of the resolutions evidencing such approval shall have been delivered to the Trust.  Notwithstanding anything herein to the contrary, neither the Company nor the Trust may waive the conditions set forth in this paragraph 9.1 of this Agreement.

6.2.

The Agreement and the transactions contemplated herein shall have been approved by the Board of Trustees of the Trust and the Board of Directors of the Company, and each party shall have delivered to the other a copy of the resolutions approving this Agreement adopted by the other party’s Board, certified by the Secretary or equivalent officer.

6.3.

On the Closing Date, no action, suit or other proceeding shall be pending or, to its knowledge, threatened before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein.  On the Closing Date, the Commission will not have issued an unfavorable report under Section 25(b) of the 1940 Act, nor instituted any proceeding seeking to enjoin the consummation of the transactions contemplated by this Agreement under Section 25(c) of the 1940 Act.

6.4.

All consents of other parties and all other consents, orders and permits of Federal, state and local regulatory authorities deemed, in good faith, necessary by the Trust or the Company to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of any Acquiring Fund or Acquired Fund, provided that the Company or the Trust may for itself waive any of such conditions.

6.5.

The registration statement of the Trust with respect to the Acquiring Funds referred to in paragraph 4.2(d) shall have become effective under the 1933 Act and no stop orders suspending the effectiveness thereof shall have been issued and, to the best knowledge of the Trust, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act.

9.6

Either:  (i) The Commission shall have issued the Exemptive Order; or (ii) to the extent the Exemptive Order has not been issued by the Commission prior to the Closing Date, the Trust shall have obtained, prior to the Closing Date, other such relief from the Commission as may be necessary to operate the Acquiring Funds as “manager of managers” funds after the Closing Date in a manner consistent with the terms of the Application prior to the issuance of the Exemptive Order.

9.7

The parties shall have received the opinion of Dechert LLP addressed to the Company and the Trust substantially to the effect that, based upon certain facts, assumptions, and representations, for Federal income tax purposes:

(a)

The transfer by each Acquired Fund of all of its assets to the corresponding Acquiring Fund in exchange for Acquiring Fund Shares and the assumption of the liabilities of each Acquired Fund by the corresponding Acquiring Fund, and the distribution of such shares to the Acquired Fund Shareholders, as provided in this Agreement, will constitute a tax-free reorganization within the meaning of Section 368(a) of the Code, and the Acquired Funds and Acquiring Funds will each be a party to a reorganization within the meaning of Section 368(b) of the Code;

(b)

No gain or loss will be recognized by an Acquired Fund upon the transfer of all of its assets to the corresponding Acquiring Fund in exchange solely for the Acquiring Fund Shares and the assumption by an Acquiring Fund of the corresponding Acquired Fund’s liabilities or upon the distribution of the Acquiring Fund Shares to an Acquired Fund’s shareholders in exchange for their shares of the corresponding Acquired Fund;

(c)

No gain or loss will be recognized by an Acquiring Fund upon its receipt of all of the assets of the corresponding Acquired Fund in exchange solely for Acquiring Fund Shares and the assumption by the Acquiring Fund of the liabilities of the corresponding Acquired Fund;

(d)

No gain or loss will be recognized by the shareholders of any Acquired Fund upon the exchange of their Acquired Fund Shares for the corresponding Acquiring Fund Shares (including fractional shares to which they may be entitled) and the assumption by the corresponding Acquiring Fund of the liabilities of the Acquired Fund;

(e)

The aggregate adjusted tax basis of the Acquiring Fund Shares received by each shareholder of the corresponding Acquired Fund (including fractional shares to which they may be entitled) pursuant to the Reorganization will be the same as the aggregate adjusted tax basis of the Acquired Fund Shares held by Acquired Fund shareholders immediately prior to the Reorganization;

(f)

The adjusted tax basis of the Acquired Fund Assets received by an Acquiring Fund will be the same as the adjusted tax basis of such assets in the hands of the corresponding Acquired Fund immediately prior to the Reorganization;

(g)

The holding period for Acquiring Fund Shares received by the shareholders of the corresponding Acquired Fund (including fractional shares to which they may be entitled) will be determined by including the period for which the shareholder held the Acquired Fund Shares surrendered in exchange therefor, provided that the shareholder held such Acquired Fund Shares as a capital asset as of the Closing Date; and

(h)

The holding period of the Acquired Fund Assets received by the corresponding Acquiring Fund will include the holding period for which such Acquired Fund Assets were held by the Acquired Fund immediately prior to the Reorganization.

The delivery of such opinion is conditioned upon receipt by Dechert LLP of representations it shall request of the Company and the Trust.  Notwithstanding anything herein to the contrary, neither the Company nor the Acquiring Trust may waive the condition set forth in this paragraph 9.8 of this Agreement.

9.8

Prior to the Closing, the Trust’s Board of Trustees shall have approved: (a) an investment management agreement between the Trust, on behalf of each Acquiring Fund, and Forward pursuant to which the management fees proposed to be paid by each Acquiring Fund are the same as the management fees paid by the corresponding Acquired Fund and the material terms of such agreement are substantially similar to those contained in the investment management agreement between such Acquired Funds and Accessor other than those non-material differences as may be described in the Proxy Statement; (b) sub-advisory agreements between Forward, on behalf of each Acquiring Fund, and each sub-adviser to the Acquired Funds as of the Closing Date pursuant to which sub-advisory fees proposed to be paid by each Acquiring Fund to such sub-adviser are the same as the sub-advisory fees paid by the corresponding Acquired Fund and the material terms of each such agreement are substantially similar to those contained in the corresponding investment sub-advisory agreement an Acquired Fund and such sub-adviser other than those non-material differences as may be described in the Proxy Statement; and (c) various service provide arrangements between the Trust, on behalf of each Acquiring Fund, and the Acquired Funds’ current distributor, administrator, transfer agent, custodian and independent registered public accounting firm.

9.9

With respect to each Acquired Fund individually, the Reorganization of such Acquired Fund into its corresponding Acquiring Fund and the material attributes of such Acquiring Fund, including, but not limited to, its investment advisory agreement, each of its investment sub-advisory agreements, Rule 12b-1 Plans, shareholder service plans, sales charges, share classes, redemption fees, distribution agreement, transfer agent agreement, custody agreement, and independent registered public accounting firm, shall, in all material respects, be in substantially the form as described in the Proxy Statement.

7.

INDEMNIFICATION

7.1.

The Trust agrees to indemnify and hold harmless the Company and each of the Company’s officers and Directors from and against any and all losses, claims, damages, liabilities or expenses (including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation) to which jointly and severally, the Company or any of its Directors or officers may become subject, insofar as such loss, claim, damage, liability or expense (or actions with respect thereto) arises out of or is based on any breach by the Trust of any of its representations, warranties, covenants or agreements set forth in this Agreement or as a result of any willful misconduct or gross negligence by the Trust in the performance (or failure to perform) of the Trust’s obligations under this Agreement.

7.2.

The Company agrees to indemnify and hold harmless the Trust and each of the Trust’s officers and Trustees from and against any and all losses, claims, damages, liabilities or expenses (including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation) to which jointly and severally, the Trust or any of its Trustees or officers may become subject, insofar as such loss, claim, damage, liability or expense (or actions with respect thereto) arises out of or is based on any breach by the Company of any of its representations, warranties, covenants or agreements set forth in this Agreement or as a result of any willful misconduct or gross negligence by the Company in the performance (or failure to perform) of the Company’s obligations under this Agreement.

8.

BROKERAGE FEES AND EXPENSES

8.1.

The Company, on behalf of each Acquired Fund, and the Trust, on behalf of each Acquiring Fund, represent and warrant to each other that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein.

8.2.

The fees and expenses relating to the proposed Reorganization will be borne by Forward and Accessor as agreed between Forward and Accessor pursuant to the terms of separate agreement. The costs of the Reorganization shall include, but not be limited to, costs associated with obtaining any necessary order of exemption from the 1940 Act, preparation, printing and distribution of the Proxy Statement and registration statement, legal fees and accounting fees with respect to the Reorganization and the Proxy Statement and expenses of holding shareholder meetings.  All such fees and expenses incurred and so borne by Forward and Accessor shall be solely and directly related to the transactions contemplated by this Agreement and shall be paid directly by Forward and Accessor to the relevant providers of services or other payees, in accordance with the principles set forth in Revenue Ruling 73-54, 1973-1 C.B. 187.  Fees and expenses not incurred directly in connection with the consummation of the transactions contemplated by this Agreement will be borne by the party incurring such fees and expenses.  Notwithstanding any of the foregoing, expenses will in any event be paid by the party directly incurring such expenses if and to the extent that the payment by another person of such expenses would result in the disqualification of such party as a “regulated investment company” within the meaning of Section 851 of the Code.

9.

ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES

9.1.

The Company and the Trust agree that neither party has made any representation, warranty or covenant not set forth herein and that this Agreement constitutes the entire agreement between the parties.

9.2.

The representations, warranties and covenants contained in this Agreement or in any document delivered pursuant hereto or in connection herewith shall survive the consummation of the transactions contemplated hereunder.  The covenants to be performed after the Closing shall survive the Closing.

10.

TERMINATION

This Agreement may be terminated and the transactions contemplated hereby may be abandoned by either party by (i) mutual agreement of the Company and the Trust; (ii) either the Company or the Trust if the Closing shall not have occurred on or before August 31, 2008, unless such date is extended by mutual agreement of the parties; (iii) either the Company or the Trust if the other party shall have materially breached its obligations under this Agreement or made a material and intentional misrepresentation herein or in connection herewith; (iii) either the Company or the Trust in the event a condition included in this Agreement expressed to be precedent to the obligations of the terminating party or parties has not been met and it reasonably appears that it will not or cannot be met or (iv) either the Company or the Trust by written notice to the other party following a determination by the terminating party’s Board of Directors/Trustees that the consummation of the Reorganization is not in the best interest of its shareholders..  In the event of any such termination, this Agreement shall become void and there shall be no liability hereunder on the part of any party or their respective Directors or Trustees or officers, except for any such material breach or intentional misrepresentation, as to each of which all remedies at law or in equity of the party adversely affected shall survive.

11.

AMENDMENTS

This Agreement may be amended, modified or supplemented in writing in such manner as may be mutually deemed necessary or advisable by the authorized officers of the Company and the Trust; provided, however, that following a meeting of the shareholders of an Acquired Fund called by the Company pursuant to paragraph 5.2 of this Agreement, no such amendment may have the effect of changing the provisions for determining the number of the Acquiring Fund Shares to be issued to the Acquired Fund Shareholders under this Agreement (as listed in Exhibit A) to the detriment of such shareholders without their further approval.

12.

NOTICES

Any notice, report, statement or demand required or permitted by any provisions of this Agreement shall be in writing and shall be given by facsimile, personal service or prepaid or certified mail addressed to:

Forward Funds

433 California Street, 11th Floor

San Francisco, California  94104

Attn: J. Alan Reid, Jr.

With a copy to:

Dechert LLP

4675 MacArthur Court, Suite 1400

Newport Beach, CA  92660

Attn : Douglas P. Dick, Esq.

Accessor Funds, Inc.

1420 Fifth Avenue, Suite 3600

Seattle, Washington  98101

Attn: J. Anthony Whatley III

With a copy to:

Morgan, Lewis & Bockius LLP

1701 Market Street

Philadelphia, Pennsylvania  19103

Attn: Timothy Levin, Esq.

13.

HEADINGS; COUNTERPARTS; GOVERNING LAW; ASSIGNMENT; LIMITATION OF

LIABILITY

13.1.

The Article and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

13.2.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

13.3.

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its principles of conflicts of laws.

13.4.

This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party.  Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

13.5.

It is expressly agreed that the obligations of the parties hereunder shall not be binding upon any of their respective Directors, Trustees, shareholders, nominees, officers, agents, or employees personally, but shall bind only the property of the Acquired Funds or the Acquiring Funds, as provided in the Articles of Incorporation of the Company or the Amended and Restated Declaration of Trust of the Trust, respectively.  The execution and delivery by such officers shall not be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the property of such party.

DB1/60673739.7

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its President or Vice President.

FORWARD FUNDS on behalf of its series listed in Exhibit A

By: /s/ J. Alan Reid, Jr. J. Alan Reid, Jr.
Title: President

ACCESSOR FUNDS, INC. on behalf of its series listed in Exhibit A

By: /s/ J. Anthony Whatley III J. Anthony Whatley III
Title: President and Principal Executive Officer

ACCESSOR CAPITAL MANAGEMENT, L.P.

By Accessor Capital Corporation

Its Managing General Partner

(solely with respect to paragraph 11.2)

By: /s/ J. Anthony Whatley III J. Anthony Whatley III
Title: President

FORWARD MANAGEMENT, LLC

(solely with respect to paragraph 11.2)

By: /s/ J. Alan Reid, Jr. J. Alan Reid, Jr.
Title: Chief Executive Officer

DB1/60673739.7

EXECUTION COPY

EXHIBIT A

ACQUIRED FUND (each Acquired Fund is a series of Accessor Funds, Inc.)	ACQUIRING FUND (each Acquired Fund is a series of Forward Funds)
Accessor Aggressive Growth Allocation Fund	Accessor Aggressive Growth Allocation Fund
Class A	Class A
Class C	Class C
Advisor Class	Advisor Class
Investor Class	Investor Class
Accessor Balanced Allocation Fund	Accessor Balanced Allocation Fund
Class A	Class A
Class C	Class C
Advisor Class	Advisor Class
Investor Class	Investor Class
Accessor Growth Allocation Fund	Accessor Growth Allocation Fund
Class A	Class A
Class C	Class C
Advisor Class	Advisor Class
Investor Class	Investor Class

DB1/60673739.7

Accessor Growth & Income Allocation Fund	Accessor Growth & Income Allocation Fund
Class A	Class A
Class C	Class C
Advisor Class	Advisor Class
Investor Class	Investor Class
Accessor Growth Fund	Accessor Growth Fund
Class A	Class A
Class C	Class C
Advisor Class	Advisor Class
Investor Class	Investor Class
Accessor High Yield Bond Fund	Accessor High Yield Bond Fund
Class A	Class A
Class C	Class C
Advisor Class	Advisor Class
Investor Class	Investor Class
Accessor Income Allocation Fund	Accessor Income Allocation Fund
Class A	Class A
Class C	Class C
Advisor Class	Advisor Class
Investor Class	Investor Class

DB1/60673739.7

Accessor Income & Growth Allocation Fund	Accessor Income & Growth Allocation Fund
Class A	Class A
Class C	Class C
Advisor Class	Advisor Class
Investor Class	Investor Class
Accessor Intermediate Fixed-Income Fund	Accessor Intermediate Fixed-Income Fund
Class C	Class C
Advisor Class	Advisor Class
Investor Class	Investor Class
Accessor International Equity Fund	Accessor International Equity Fund
Class A	Class A
Class C	Class C
Advisor Class	Advisor Class
Investor Class	Investor Class
Accessor Limited Duration US Government Fund	Accessor Limited Duration US Government Fund
Accessor Mortgage Securities Fund	Accessor Mortgage Securities Fund
Class C	Class C
Advisor Class	Advisor Class
Investor Class	Investor Class

DB1/60673739.7

Accessor Short-Intermediate Fixed-Income Fund	Accessor Short-Intermediate Fixed-Income Fund
Class A	Class A
Class C	Class C
Advisor Class	Advisor Class
Investor Class	Investor Class
Accessor Small to Mid Cap Fund	Accessor Small to Mid Cap Fund
Class A	Class A
Class C	Class C
Advisor Class	Advisor Class
Investor Class	Investor Class
Accessor Strategic Alternatives Fund	Accessor Strategic Alternatives Fund
Accessor Total Return Fund	Accessor Total Return Fund
Accessor U.S. Government Money Fund	Accessor U.S. Government Money Fund
Class A	Class A
Class C	Class C
Advisor Class	Advisor Class
Investor Class	Investor Class
Institutional Class	Institutional Class

DB1/60673739.7

Accessor Value Fund	Accessor Value Fund
Class A	Class A
Class C	Class C
Advisor Class	Advisor Class
Investor Class	Investor Class

DB1/60673739.7